Exhibit No. 99.1

   KEYSTONE CONSOLIDATED INDUSTRIES, INC.                       [LOGO GOES HERE]
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                                  PRESS RELEASE
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FOR IMMEDIATE RELEASE                                   CONTACT:

Keystone Consolidated Industries, Inc.                  Bert E. Downing, Jr.
5430 LBJ Freeway, Suite 1740                            Vice President - Chief
Dallas, Texas 75240-2697                                Financial Officer
(972) 458-0028                                          (972) 458-0028

           KEYSTONE FILES FIRST AMENDED JOINT PLAN OF REORGANIZATION
                            AND DISCLOSURE STATEMENT

         DALLAS, TEXAS . . . May 31, 2005 . . . Keystone Consolidated Industries, Inc. (KESNQ.PK) announced that on May 26, 2005, it filed its First Amended Joint Plan of Reorganization and Disclosure Statement with the U.S. Bankruptcy Court for the Eastern District of Wisconsin in Milwaukee. Keystone previously filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code on February 26, 2004 and an initial Plan of Reorganization on October 5, 2004.

         The First Amended Joint Plan of Reorganization provides for, among other things:

o The assumption of the previously negotiated amendment to the collective bargaining agreement with the Independent Steel Workers Alliance (the "ISWA"), Keystone's largest labor union;

o Liabilities due to pre-petition secured creditors would be reinstated in full against reorganized Keystone;

o All of Keystone's common and preferred stock outstanding at the petition date would be cancelled;

o Pre-petition unsecured creditors of Keystone would receive, in aggregate, $5.2 million in cash, a $4.8 million note and 49% of the common stock of reorganized Keystone (the amount of cash and principal amount of the note may increase based on certain events);

o Certain operating assets and existing operations of Sherman Wire Company ("Sherman Wire"), one of Keystone's pre-petition wholly-owned subsidiaries, will be sold at fair market value to Keystone, which will then form a newly created wholly-owned subsidiary of reorganized Keystone with those assets and operations;

o Sherman Wire, and its pre-petition wholly-owned non-operating subsidiaries, J.L. Prescott Company, and DeSoto Environmental
         Management, Inc. as well as Sherman Wire of Caldwell, Inc., a wholly-owned subsidiary of Keystone, will be liquidated and the pre-petition unsecured creditors of these entities will receive their pro-rata share of the respective entity's net liquidation proceeds;

o        Pre-petition    unsecured   creditors   of   Keystone's    wholly-owned
         pre-petition subsidiary, FV Steel & Wire Company, would receive cash in an amount equal to their allowed claims;

o One of Keystone's Debtor-In-Possession lenders, EWP Financial, LLC (an affiliate of Contran Corporation ("Contran"), Keystone's pre-petition majority shareholder) would convert $5 million of its credit facility, certain pre-petition unsecured claims and certain administrative claims into 51% of the common stock of reorganized Keystone;

o The Board of Directors of reorganized Keystone will consist of seven individuals, of which two directors shall be designated by Contran, two shall be designated by the Official Committee of Unsecured Creditors (the "OCUC"), and the remaining three directors shall qualify as independent directors (two of the independent directors shall be appointed by Contran with the OCUC's consent and one shall be appointed by the OCUC with Contran's consent); and

o The Plan of Reorganization assumes Keystone will obtain Bankruptcy Court approval for agreements that have been reached with certain retiree groups that will provide permanent relief by permanently reducing healthcare related payments to these retiree groups from pre-petition levels and such agreement will be assumed by reorganized Keystone.


         Confirmation of the Plan of Reorganization remains subject to, among other things, (1) approval of the Disclosure Statement at a hearing on June 24, 2005, (2) obtaining the requisite vote of Keystone's and its subsidiaries' various creditor constituencies, (3) satisfying other confirmation requirements and approval of the Bankruptcy Court and (4) obtaining sufficient exit financing to refinance the balance of Keystone's Debtor-In-Possession loans. Under the terms of a Lock-Up Agreement between Keystone, Contran, the OCUC, the ISWA and certain retirees of Keystone, all parties have agreed to support the First Amended Joint Plan of Reorganization. In addition, Keystone is currently negotiating with two potential lenders interested in providing the necessary financing to exit from the bankruptcy process. No assurances can be given that the negotiations will result in Keystone receiving the necessary financing.

         Keystone believes the filing of the First Amended Joint Plan of Reorganization and Disclosure Statement is another major step forward in Keystone's efforts to complete a successful restructuring and Keystone and its advisors will continue to work diligently in an effort to achieve its goal of exiting the bankruptcy process as soon as possible. Keystone currently anticipates a confirmation hearing during the first half of August.

         As provided by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Keystone cautions that statements in this press release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "should," "could," "anticipates," "expected," or comparable terminology, or by discussions of strategies or trends. Although Keystone believes the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. While it is not possible to identify all factors, Keystone continues to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this press release and those described from time to time in the Keystone's other filings with the U.S. Securities and Exchange Commission including, but not limited to:

o Future supply and demand for Keystone's products (including cyclicality thereof),
o        Customer inventory levels,
o Changes in raw material and other operating costs (such as ferrous scrap and energy)
o        General economic conditions,
o        Competitive products and substitute products,
o        Changes in customer and competitor strategies,
o        The impact of pricing and production decisions,
o        The possibility of labor disruptions,
o Environmental matters (such as those regulating emission and discharge standards for existing and new facilities),
o        Government regulations and possible changes therein,
o Significant increases in the cost of providing medical coverage to employees and retirees,
o The ability to successfully obtain reductions in Keystone's operating costs, including achieving relief from the current provisions of agreements relative to healthcare with certain retiree groups,
o The ability of Keystone to successfully renegotiate the terms of certain of its indebtedness,
o        The ultimate resolution of pending litigation,
o International trade policies of the United States and certain foreign countries,
o        A successful reorganization and exit from the bankruptcy process,
o        Any possible future litigation, and
o        Other risks and uncertainties as discussed in this press release.

         Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. Keystone disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

         Keystone Consolidated Industries, Inc. is headquartered in Dallas, Texas. The company is a leading manufacturer and distributor of fencing and wire products, wire rod, industrial wire, nails and construction products for the agricultural, industrial, construction, original equipment markets and the retail consumer. Keystone's common stock is traded under the symbol: KESNQ.PK. Up to date information concerning the bankruptcy case, copies of Bankruptcy Court filings and orders issued by the Bankruptcy Court may be found at http://www.kccllc.com .


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